SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2007, the Board of Directors of Chelsea Therapeutics International, Ltd. (the “Company”) approved an amendment to the Company’s 2004 Stock Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares, from 2,645,000 shares to 4,145,000 shares, subject to approval by the Company’s stockholders. At the annual meeting of the Company’s stockholders on June 8, 2007, the Company’s stockholders approved the share increase under the 2004 Stock Plan. No other changes were made to the 2004 Stock Plan. A description of the terms of the 2004 Stock Plan can be found in the Company’s definitive proxy statement for its 2007 Annual Meeting of Stockholders, filed with the SEC on April 30, 2007.

A copy of the 2004 Stock Plan, as amended, and forms of Notice of Stock Option Grant and Stock Option Agreement, are attached as Exhibit 10.4.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
10.4	Chelsea Therapeutics, Inc. 2004 Stock Plan, as amended June 8, 2007, and forms of Notice of Stock Option Grant and Stock Option Agreement				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: June 13, 2007	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer